UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

VPR BRANDS, LP

(Exact name of registrant as specified in its charter)

Delaware	000-54435	45-1740641
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4401 NW 167th Street, Miami, Florida 33055

(Address of principal executive offices)

(954) 684-8288

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 13, 2017, VPR Brands, LP (the “Company”) entered into an Engagement Letter, dated March 11, 2017, (the “Engagement Letter”) with MAPH Enterprises, LLC (“MAPH”) pursuant to which MAPH agreed to provide certain business advisory and consulting services in exchange for payment by the Company of $75,000 and the issuance by the Company of 600,000 restricted shares of Company common stock. The term of the Engagement Letter begins on March 13, 2017 and ends on May 1, 2017. Either party may terminate the Engagement Letter prior to its expiration upon written notice to the other party upon (a) the failure of any party to cure a material default under the Engagement Letter within five business days after receiving written notice of such default from the terminating party; (b) the bankruptcy or liquidation of either party; (c) the use by any party of any insolvency laws; (d) the performance of MAPH’s services under the Engagement Letter; and (e) the appointment of a receiver for all or a substantial portion of either parties’ assets or business. If terminated, MAPH shall not be required to perform any additional services beyond the termination date and all fees described in the Engagement Letter shall be deemed earned in full.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

10.1	Engagement Letter dated March 11, 2017 and entered into March 13, 2017, by and between VPR Brands, LP and MAPH Enterprises, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2017
VPR BRANDS, LP

By: /s/ Kevin Frija
Kevin Frija
Chief Executive Officer and Chief Financial Officer